Exhibit 99.1

Report of Independent Accountants

To the Board of Directors of Plains AAP, L.P.:

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Plains AAP, L.P. at December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of Plains AAP, L.P.’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Houston, Texas

March 5, 2003

1

PLAINS AAP, L.P.

BALANCE SHEET

(in thousands)

December 31, 2002
ASSETS
Cash	$8
Investment in Plains All American Pipeline, L.P.	52,149

Total Assets	$52,157

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES
Performance Options Obligation	$741

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL
Limited Partners	$51,049
General Partner	367

Total Partners’ Capital	$51,416

Total Liabilities and Partners’ Capital	$52,157

The accompanying notes are an integral part of this financial statement.

PLAINS AAP, L.P.

Notes to the Financial Statement

Note 1—Organization

Plains AAP, L.P. (the “Partnership”) is a Delaware limited partnership, which was formed on May 21, 2001, and, through a series of transactions, was capitalized on June 8, 2001. Through these series of transactions Plains Holdings Inc. (formerly known as Plains All American Inc.) conveyed to the Partnership its general partner interest in Plains All American Pipeline, L.P. (“PAA”) and subsequently sold a portion of its interest in the newly formed partnership to certain investors. The ownership interests in the Partnership (collectively, the “Partners”) at December 31, 2002, are comprised of a 1% general partner interest held by Plains All American GP LLC (the “General Partner”) and the following limited partner interests:

•	Plains Holdings Inc.—43.560%

•	Sable Investments, L.P.—19.800%

•	KAFU Holdings, L.P.—16.253%

•	E-Holdings III, L.P.—8.910%

•	Mark E. Strome—2.113%

•	PAA Management L.P.—3.960%

•	Strome Hedgecap Fund, L.P.—1.055%

•	First Union Investors—3.349%

As of December 31, 2002, we own a 2% general partner interest in PAA and a limited partner interest consisting of 450,000 subordinated units (see Note 4). PAA was formed in September of 1998, and in the fourth quarter of 1998 completed its initial public offering and the transactions whereby it became the successor to the midstream crude oil business and assets of Plains Resources Inc. and its midstream subsidiaries. PAA’s operations are concentrated in Texas, Oklahoma, California and Louisiana and in the Canadian provinces of Alberta and Saskatchewan, and can be categorized into two primary business activities:

•	Crude Oil Pipeline Transportation Operations. PAA owns and operates gathering and mainline crude oil pipelines located throughout the United States and Canada. Its activities from pipeline operations generally consist of transporting crude oil for a fee, third party leases of pipeline capacity, barrel exchanges and buy/sell arrangements. PAA also utilizes its pipelines in its merchant activities conducted under its gathering and marketing business.

•	Gathering, Marketing, Terminalling and Storage Operations. In connection with its terminalling and storage activities, PAA owns and operates aboveground crude oil terminalling and storage facilities, including the terminalling and storage facility at Cushing, Oklahoma. PAA’s terminalling and storage operations generate revenue through a combination of storage and throughput charges to third parties. PAA also utilizes its storage tanks to counter-cyclically balance its gathering and marketing operations and to execute different hedging strategies to stabilize profits and reduce the negative impact of crude oil market volatility. Its gathering and marketing operations include:

•	the purchase of crude oil at the wellhead and the bulk purchase of crude oil at pipeline and terminal facilities;

•	the transportation of crude oil on trucks, barges and pipelines;

•	the subsequent resale or exchange of crude oil at various points along the crude oil distribution chain; and

•	the purchase of liquefied petroleum gas (“LPG”) from producers, refiners and other marketers, and sale of LPG to wholesalers, retailers and industrial end users.

PLAINS AAP, L.P.

Notes to the Financial Statement

Note 2—Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. These estimates include those made in determining the value of the vested options under our Performance Option Plan (see Note 6). Although management believes these estimates are reasonable, actual results could differ from these estimates.

Investment in PAA

We account for our ownership investment in PAA in accordance with Accounting Principles Board Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock”. We have the ability to exercise significant influence over PAA, but not control; and therefore, we account for the investment under the equity method.

Stock-Based Compensation

We account for options issued under the Performance Option Plan in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.” In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 in both annual and interim financial statements. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002, and financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. We have a stock-based employee compensation plan (see Note 6). The plan is accounted for under the fair value based method as described in SFAS 123. Therefore, the adoption of this statement did not have a material effect on either our financial position, results of operations, cash flows or disclosure requirements.

Income Taxes

No liability for U.S. Federal or Canadian income taxes related to our operations is included in the accompanying financial statement because, as a partnership, we are not subject to Federal, State or Provincial income tax; and the tax effect of our activities accrues to the Partners. The Partners may be required to file U.S. Federal and State, as well as Canadian Federal and Provincial income tax returns.

Note 3—Investment in PAA

Our investment in PAA at December 31, 2002, is approximately $52.1 million. The summarized financial information of PAA at December 31, 2002, is presented below (in thousands):

Current assets	$602,935
Non–current assets	$1,063,640
Current liabilities	$637,249
Long-term debt and other long-term liabilities	$517,716
Partners’ capital	$511,610

At the date of inception, our investment in PAA exceeded our share of the underlying equity in the net assets of PAA by $44.5 million. This excess is related to the fair value of PAA’s crude oil pipelines and other assets and is amortized on a straight-line basis over their estimated useful life of 30 years.

Note 4—Contribution of Subordinated Units

On June 8, 2001, certain of our limited partners contributed to the Partnership an aggregate of 450,000 subordinated units of PAA. These subordinated units are intended for use in connection with an option plan (see Note 6) pursuant to which certain members of the management of our general partner will, subject to the satisfaction of vesting criteria, have a right to purchase a portion of such subordinated units. Until the exercise of such options, we will continue to own and receive any distributions paid by PAA with respect to such subordinated units. Any distributions we make as a result of the receipt of distributions on the subordinated units will be paid to our limited partners in proportion to the original contribution of such subordinated units.

Note 5—Partners’ Capital

We distribute all of our available cash, less reserves established by management, on a quarterly basis. Except as described in Note 4, distributions are paid to the partners in proportion to their percentage interest in the Partnership. Included in partners’ capital is accumulated other comprehensive loss of approximately $0.3 million related to our share of PAA’s accumulated other comprehensive income (loss). Other comprehensive income (loss) is allocated based on the partner ownership interest.

The General Partner manages the business and affairs of the Partnership. Except for situations in which the approval of the limited partners is expressly required by the Partnership agreement, or by nonwaivable provisions of applicable law, the General Partner has full and complete authority, power and discretion to manage and control the business, affairs and property of the Partnership, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Partnership’s business, including the execution of contracts and management of litigation. The General Partner (or, in the case of PAA’s Canadian operations, PMC (Nova Scotia) Company) employs all officers and personnel involved in the operation and management of PAA and its subsidiaries. PAA reimburses the General Partner for all expenses, including compensation expenses, related to such operation and management. The Partnership has no commitment or intent to fund cash flow deficits or furnish other financial assistance to PAA.

During August 2002, PAA completed the issuance and sale of 6,325,000 Common Units at a public offering price of $23.50 per unit. In conjunction with that offering, we received additional investments from the Partners and made a contribution to PAA totaling approximately $3.0 million.

Note 6—Performance Option Plan

In June 2001, the Performance Option Plan (the “Plan”) was approved by the General Partner to grant options to purchase up to 450,000 subordinated units of PAA (See Note 4) to employees of the General Partner. As of December 31, 2002, options to purchase 375,000 units are outstanding under the Plan, including 25,000 options granted in 2002.

PLAINS AAP, L.P.

Notes to the Financial Statement

The options have been granted with a per unit exercise price of $22, less 80% of any per unit distribution on a subordinated unit from June 2001, until the date of exercise. As of March 5, 2003, the exercise price has been reduced to $19.07 for distributions made since June 2001. As discussed below, approximately 94,000 of the outstanding options, or 25%, have vested and are exercisable at December 31, 2002. No options were forfeited or expired during the year.

The options have a ten-year term and vest in 25% increments upon PAA achieving quarterly distribution levels as follows:

Vesting %	Quarterly Distribution Level	Annual Distribution Level
25%	$0.525	$2.10
50%	$0.575	$2.30
75%	$0.625	$2.50
100%	$0.675	$2.70

These options are considered performance awards and are accounted for at fair value upon vesting and revalued at each financial statement date. As of the date of declaration of the first quarter 2002 distribution (April 22, 2002) PAA attained the distribution level necessary for 25% of the options to vest. This resulted in a reduction of the Partners’ capital accounts and corresponding increase in the performance option obligation of approximately $0.7 million. The following fair value for the options was calculated using the “Black-Scholes Model” based upon the indicated assumptions:

			Assumptions
Options Outstanding	Percent Vested	Options Vested	Weighted Average Interest Rate	Weighted Average Expected Life	Weighted Average Expected Volatility	Weighted Average Expected Dividend Yield (1)	Fair Value
375,000	25%	93,750	3.36%	5.3	25.00%	2.01%	$7.91

(1)	Reflects 20% of anticipated dividend yield. The adjustment is to provide for the reduction in the exercise price of the options equal to 80% of distributions.

Note 7—Recent Accounting Pronouncements

In October 2002, the Emerging Issues Task Force (“EITF”) reached consensus on certain issues in EITF Issue No. 02-03, “Recognition and Reporting of Gains and Losses on Energy Trading Contracts under Issues No. 98-10 and 00-17.” The consensus reached included (i) rescinding EITF 98-10 and (ii) the requirement that mark-to-market gains and losses on trading contracts

PLAINS AAP, L.P.

Notes to the Financial Statement

(whether realized or unrealized and whether financially or physically settled) be shown net in the income statement using the indicators identified in Issue No. 98-10. The EITF provided guidance that, beginning on October 25, 2002, all new contracts that would have been accounted for under EITF 98-10 should no longer be marked-to-market through earnings unless such contracts fall within the scope of SFAS 133. All of the contracts that PAA has accounted for under EITF 98-10 fall within the scope of SFAS 133 and therefore will continue to be marked-to-market through earnings under the provisions of that rule. EITF 02-03 will only impact the Partnership to the extent PAA is affected. Therefore, the adoption of this rule did not have a material effect on either our financial position, results of operations or cash flows.

In June 2002, the FASB issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred rather than at the date of the exit plan. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002. SFAS 146 will only impact the Partnership to the extent PAA is affected. PAA has not initiated exit or disposal activities that are subject to this statement. Therefore, we do not believe that the adoption of this rule will have a material effect on either our financial position, results of operations, or cash flows.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS 145 rescinds, updates, clarifies and simplifies existing accounting pronouncements. Among other things, SFAS 145 rescinds SFAS 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. Under SFAS 145, the criteria in Accounting Principles Board No. 30 will now be used to classify those gains and losses. The adoption of this and the remaining provisions of SFAS 145 did not have a material effect on our financial position or results of operations.

In June 2001, the FASB issued SFAS No. 143 “Asset Retirement Obligations.” SFAS 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the time of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures. SFAS 143 requires that the cost for asset retirement should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. Effective January 1, 2003, we adopted SFAS 143, as required. Determination of the amounts to be recognized upon adoption is based upon numerous estimates and assumptions, including future retirement costs, future inflation rates and the credit-adjusted risk-free interest rate. The majority of PAA’s assets, primarily related to their pipeline operations segment, have obligations to perform removal and/or remediation activities when the asset is retired. However, the fair value of the asset retirement obligations cannot be reasonably estimated, as the settlement dates are indeterminate. PAA will record such asset retirement obligations in the period in which they determine the settlement dates. SFAS 143 will only impact us to the extent PAA is affected. Therefore, we do not believe the cumulative effect of adopting this statement will have a material effect on either our financial position, results of operations or cash flows.

Note 8—Subsequent Event

PAA declared cash distributions to the Partnership of $1.6 million for the fourth quarter of 2002. The distribution, which was declared on January 24, 2003, was received on February 14, 2003.